UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 16, 2001

GEOWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	0-23926 (Commission File Number)	94-2920371 (IRS Employer Identification No.)

960 Atlantic Avenue Alameda, California (Address of principal executive offices)	94501 (Zip Code)

(510) 814-1660
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Item 5.   Other Events.

             On January 16, 2001, Geoworks Corporation issued and sold an aggregate of one million two hundred fifty thousand (1,250,000) shares of its common stock to iValue Creation Company of Toshiba Corporation (“Purchaser”). The aggregate purchase price of the transaction was five million dollars ($5,000,000), or $4.00 per share.

Item 7.   Financial Statements and Exhibits.

             c.   Exhibits

               2.1   Stock Purchase Agreement, dated as of January 16, 2001, by and between Geoworks Corporation and iValue Creation Company of Toshiba Corporation.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GEOWORKS CORPORATION
Date: January 26, 2001	By:	/s/ TIMOTHY J. TOPPIN

Timothy J. Toppin Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

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EXHIBIT INDEX

2.1	Stock Purchase Agreement, dated as of January 16, 2001, by and between Geoworks Corporation and iValue Creation Company of Toshiba Corporation.

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